UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 13, 2014

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05     Exit or Disposal Activities

The Company has elected to discontinue its Carousel custom manufacturing line of products. The Company anticipates it will complete all customer orders by the end of the second quarter of 2015. As a consequence of implementation of the plan to discontinue operations, the Company will have after-tax non-cash, asset impairment charges of approximately $1,510,000 for machinery, equipment, trade name and customer relationships in the fourth quarter of 2014. The Company estimates it will incur after-tax discontinued operating expenses of approximately $190,000, including severance and other disposal expenses over the period in which it completes all customer obligations.

This business has generated pre-tax operating losses of over $600,000 for the year-to-date ending September 27, 2014, or approximately $0.03 per share, on sales of approximately $866 thousand.

ITEM 9.01    Financial Statements and Exhibits.

(c)    Exhibits
(99.1)    Press Release dated November 13, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014	THE DIXIE GROUP, INC.

/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer